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                                                                    Exhibit 1.01


                              --------------------

                              CANCERVAX CORPORATION

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                               ___________, 2003

Lehman Brothers Inc.
Citigroup Global Markets Inc.
Thomas Weisel Partners LLC
U.S. Bancorp Piper Jaffray Inc.,
As Representatives of the several
  Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

      CancerVax Corporation, a Delaware corporation (the "Company"), proposes to sell ____________ shares (the "Firm Stock") of the Company's common stock, par value $0.00004 per share (the "Common Stock). In addition, the Company proposes to grant to the Underwriters named in Schedule 1 hereto (the "Underwriters") an option to purchase up to an additional _______ shares of the Common Stock on the terms and for the purposes set forth in Section 2 (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters named in Schedule 1 hereto (the "Underwriters").

      1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

            (a) A registration statement on Form S-1, and amendments thereto, with respect to the Stock has (i) been prepared by the Company in conformity in all material respects with the requirements of the United States Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations (the "Rule and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and the amendments thereto have been delivered by the Company to you as the representatives (the "Representatives") of the Underwriters. As used in this Agreement, "Effective Time"


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      means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 5(a) hereof and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph
      (1) or (4) of Rule 424(b) of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

            (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

            (c) The Company and its subsidiary, Cell-Matrix, Inc. (the "Subsidiary") have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged; and the Subsidiary is not a "significant subsidiary", as such term is defined in Rule 405 of the Rules and Regulations.

            (d) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus and all of the issued shares of capital stock of the Subsidiary have been duly and validly authorized and issued and are fully


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      paid and non-assessable and are owned directly or indirectly by the
      Company, free and clear of all liens, encumbrances, equities or claims.

            (e) The unissued shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable; and the Stock will conform to the description thereof contained in the Prospectus.

            (f) This Agreement has been duly authorized, executed and delivered by the Company.

            (g) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or its Subsidiary is a party or by which the Company or its Subsidiary is bound or to which any of the property or assets of the Company or its Subsidiary is subject (except where such conflict, breach, violation or default would not reasonably be expected to have a material adverse effect on the financial condition, stockholders' equity or results of operations of the Company and its Subsidiary taken as a whole), nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or its Subsidiary or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its Subsidiary or any of its properties or assets; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state and foreign securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

            (h) There are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being currently registered pursuant to any other registration statement filed by the Company under the Securities Act.


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            (i) Except as described in the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

            (j) Neither the Company nor its Subsidiary has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, except for the grant of options in the ordinary course of the Company's business pursuant to its stock incentive plan and as otherwise described in the Prospectus, since such date, there has not been any change in the capital stock or long-term debt of the Company or its Subsidiary or any material adverse change, or any development involving a prospective material adverse change, in or affecting the consolidated financial position, stockholders' equity or results of operations of the Company or its Subsidiary, otherwise than as set forth or contemplated in the Prospectus.

            (k) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly in all material respects the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

            (l) Ernst & Young LLP, who have certified certain financial statements of the Company, whose report appears in the Prospectus and who have delivered the initial letter referred to in Section 9(g) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

            (m) The Company and its Subsidiary have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiary; and all real property and buildings held under lease by the Company and its Subsidiary are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

            (n) The Company and its Subsidiary carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective


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      businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

            (o) To the best of the Company's knowledge, (a) neither the Company nor its Subsidiary is currently infringing or has infringed any valid patent, valid trademark or valid copyright rights of others, in each case, in any material respect, (b) all trade secrets, know how, technical processes and procedures developed and belonging to the Company (or its Subsidiary) which are material to the business of the Company (or its Subsidiary) as presently conducted and which have not been patented have been kept confidential, and (c) except as set forth in the Prospectus, the Company and its Subsidiary own or possess the right to use, free and clear of claims or rights of others, all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, trade secrets, processes, and owned computer software required for their respective businesses as presently conducted or believe that they can acquire the same on reasonable terms. Except as set forth or contemplated in the Prospectus, neither the Company nor its Subsidiary has received any notice of any claim of conflict with any such rights of others. To the best of the Company's knowledge, neither the Company nor its Subsidiary is using or has used any confidential information, trade secrets, or computer software (not licensed to the Company) of any former employer of any of its past or present employees.

            (p) Except as set forth in the Prospectus, including, but not limited to, the matters set forth under the captions "Risk Factors -- We are subject to extensive government regulation that increases the cost and uncertainty associated with gaining regulatory approval of Canvaxin and our other product candidates," "Risk Factors -- We have limited experience in manufacturing and testing biological products and may encounter problems or delays that could result in delayed development of Canvaxin and our other product candidates as well as lost revenue" and "Business
      -- Government Regulation and Product Approval," the Company and its Subsidiary have or believe that they can obtain in the ordinary course when required all material licenses, certificates, permits, consents, orders, approvals and authorizations from U.S. and foreign government authorities, including, without limitation, the United States Food and Drug Administration (the "FDA") and any agency of any foreign government and any other foreign regulatory authority exercising authority comparable to that of the FDA (including any non-governmental entity whose approval or authorization is required under foreign law comparable to that administered by the FDA), in each jurisdiction where the Company's or its Subsidiary's current product is, or, as described in the Prospectus, is proposed to be sold (each a "Permit") that are necessary to the ownership of the Company's or its Subsidiary's property or to the conduct of its business in the manner and to the extent now conducted, with no material restrictions or qualifications. Each issued Permit is currently in full force and effect, and no proceeding has been instituted or is pending or, to the best of the Company's knowledge, is contemplated or threatened, which in any manner affects or draws into question the validity or effectiveness thereof or relates in any way to the revocation or modification thereof.


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            (q) There are no legal or governmental proceedings pending to which the Company or its Subsidiary is a party or of which any property or assets of the Company or its Subsidiary is the subject which, if determined adversely to the Company or its Subsidiary, would reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations or business of the Company; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            (r) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

            (s) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

            (t) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which might be expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations or business of the Company.

            (u) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

            (v) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or its Subsidiary which has had, nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or its Subsidiary might have, a


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      material adverse effect on the consolidated financial position, stockholders' equity, results of operations or business of the Company.

            (w) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

            (x) The Company (i) makes and keeps accurate books and records and
      (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

            (y) Neither the Company nor its Subsidiary (i) is in violation of its charter or by-laws, (ii) is in default in any material respect, and, to the best of the Company's knowledge, no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

            (z) Neither the Company nor its Subsidiary, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or its Subsidiary, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

            (aa) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or its Subsidiary (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its Subsidiary in


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      violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or its Subsidiary or with respect to which the Company or its Subsidiary have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

            (bb) Neither the Company nor its Subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

            (cc) To the best of the Company's knowledge, the Company's current business operations do not violate in any material respect any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject to any guidelines promulgated by the American Medical Association.

      2. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell _______ shares of the Firm Stock to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set opposite that Underwriter's name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

      In addition, the Company grants to the Underwriters an option to purchase up to _______ shares of Option Stock. Such option is granted for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 4 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set opposite the name of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option


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Stock shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts. The price of both the Firm Stock and any Option Stock shall be $_____ per share.

      The Company shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

      3. Offering of Stock by the Underwriters.

      Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

      It is understood that _______ shares of the Firm Stock will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. to employees and persons having business relationships with the Company who have heretofore delivered to the Representatives offers or indications of interest to purchase shares of Firm Stock in form satisfactory to the Representatives, and that any allocation of such Firm Stock among such persons will be made in accordance with timely directions received by the Representatives from the Company; provided, that under no circumstances will the Representatives or any Underwriter be liable to the Company or to any such person for any action taken or omitted in good faith in connection with such offering to employees and persons having business relationships with the Company. It is further understood that any shares of such Firm Stock which are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.

      4. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the office of Latham & Watkins LLP, 12636 High Bluff Drive, Suite 300, San Diego, CA 92130 at 10:00 A.M., Pacific time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company shall make the certificates representing the Firm Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.


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      The option granted in Section 2 will expire 30 days after the date of this
Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as a "Second Delivery Date" and the First Delivery
Date and any Second Delivery Date are sometimes each referred to as a "Delivery Date".

      Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., Pacific time, on such Second Delivery Date. On such Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to such Second Delivery Date.

      5. Further Agreements of the Company. The Company agrees:

            (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request


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      by the Commission for the amending or supplementing of the Registration
      Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

            (b) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

            (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings) and
      (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

            (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the reasonable judgment of the Representatives, be required by the Securities Act or requested by the Commission;

            (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;

            (f) As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company (which need not be audited) complying with Section

      11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

            (g) At the request of the Representatives, for a period of five years following the Effective Date, to furnish to the Representatives copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

            (h) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

            (i) For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than (i) the shares of Common Stock or securities convertible into Common Stock issued pursuant to employee benefit plans, incentive stock plans or other employee compensation plans existing on the date hereof, (ii) pursuant to currently outstanding options, warrants or rights, or (iii) shares of Common Stock or securities convertible into or exchangeable for Common Stock issued by the Company in connection with a strategic partnership, joint venture, collaboration, lending or similar arrangement, or in connection with the acquisition or license by the Company of any business, products or technologies), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than (i) the grant of options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock issued pursuant to employee benefit plans, incentive stock plans or other employee compensation plans existing on the date hereof, (ii) pursuant to currently outstanding options, warrants or rights or (iii) options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock issued in connection with a strategic partnership, joint venture, collaboration, lending or similar arrangement, or in connection with the acquisition or license by the Company of any business, products or technologies), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc.; and to cause each officer and director of the Company to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause
      (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 180 days from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc.;

            (j) Prior to the Effective Date, to apply for the quotation of the Stock on the Nasdaq National Market System and to use its best efforts to effect that quotation, subject only to official notice of issuance and evidence of satisfactory distribution, prior to the First Delivery Date;

            (k) To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus; and

            (l) To take such steps as shall be necessary to ensure that the Company and its Subsidiary shall not become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

      6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the stock; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 5 (h); (h) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, incident to the offer and sale of shares of the Stock by the Underwriters to employees and persons having business relationships with the Company, as described in Section 3; and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section 11 the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

      7. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

            (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

            (b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Bingham McCutchen LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

            (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

            (d) Latham & Watkins LLP shall have furnished to the Representatives
      (i) its written opinion, as counsel to the Company, addressed to the Underwriters and dated as of such Delivery Date, substantially in the form attached hereto as Exhibit 1-A and (ii) a written statement, as counsel to the Company, addressed to the Underwriters and dated as of such Delivery Date, substantially in the form attached hereto as Exhibit 1-B.

            (e) Pillsbury Winthrop LLP shall have furnished to the Representatives its written opinion, as intellectual property counsel to the Company, addressed to the

      Underwriters and dated as of such Delivery Date, substantially in the form attached hereto as Exhibit 2.

            (f) The Representatives shall have received from Bingham McCutchen LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

            (g) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

            (h) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representatives a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

            (i) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer, its President or a Vice President and its Chief Financial Officer stating that:

                  (i) The representations, warranties and agreements of the
            Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 7(a) and 7(m) have been fulfilled; and

                  (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

            (j) Neither the Company nor its Subsidiary (i) shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or
      (ii) since such date there shall have been any change in the capital stock or long-term debt of the Company or its Subsidiary or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its Subsidiary, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

            (k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

            (l) The Nasdaq National Market System shall have approved the Stock for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

      All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

      8. Indemnification and Contribution.

            (a) The Company shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) or in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock ("Marketing Materials"), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (1) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the

      Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e), and (2) the Company shall not be liable to any Underwriter under the indemnity agreement in this Section 8(a) to the extent, but only to the extent, that (A) such loss, claim, damage, or liability of such Underwriter results from an untrue statement of a material fact or an omission of a material fact contained in the Preliminary Prospectus, which untrue statement or omission was corrected in the Prospectus dated the Effective Date (the "Final Prospectus"), (B) the Company sustains the burden of proving that such Underwriter sold shares of Stock to the person alleging such loss, claim, liability, expense or damage without sending or giving, at or prior to written confirmation of such sale, a copy of the Final Prospectus, (C) the Company had previously furnished sufficient quantities of the Final Prospectus to the Underwriters within a reasonable amount of time prior to such sale or such confirmation, and (D) such Underwriter failed to deliver the Final Prospectus, if required by law to have so delivered it, and such delivery would have been a complete defense against the person asserting such loss, claim, liability, expense or damage. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

            (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Marketing Materials or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

            (c) Promptly after receipt by an indemnified party under this
      Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this
      Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
      Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

            (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company on the one hand and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement on the other hand bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
      Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
      Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

            (e) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Stock by the Underwriters set forth on the cover page of, the legend concerning over-allotments on the inside front cover page of and the concession and reallowance figures appearing under the caption

      "Underwriting" in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

      9. Defaulting Underwriters.

      If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Firm Stock which a defaulting Underwriter agreed but failed to purchase.

      Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

      10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in

Sections 7(j) or 7(k), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

      11. Reimbursement of Underwriters' Expenses. If the Company shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

      12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

            (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Department (Fax:
      212-526-6588), with a copy, in the case of any notice pursuant to Section 7(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 745 Seventh Avenue, New York, NY 10019;

            (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Hazel M. Aker, Esq., Senior Vice President, General Counsel and Secretary (Fax: 760-494-4282);

provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives.

      13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in
Section 8(b) of this

Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

      14. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

      15. Definition of the Term "Business Day". For purposes of this Agreement, "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

      16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

      17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

      18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

      If the foregoing correctly sets forth the agreement among the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                         Very truly yours,

                                         CANCERVAX CORPORATION

                                         By:
                                            ------------------------------------

Accepted:

Lehman Brothers Inc.
Citigroup Global Markets Inc.
Thomas Weisel Partners LLC
U.S. Bancorp Piper Jaffray Inc.

For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

By: Lehman Brothers Inc.

      By:
         Authorized Representative

By: Citigroup Global Markets Inc.

      By:
         Authorized Representative

By: Thomas Weisel Partners LLC

      By:
         Authorized Representative

By: U.S. Bancorp Piper Jaffray Inc.

      By:
         -----------------------------
         Authorized Representative

                                   SCHEDULE 1

Underwriters                                                       Number of
------------                                                        Shares
                                                                   ---------
Lehman Brothers Inc. ..........................................
Citigroup Global Markets Inc. .................................
Thomas Weisel Partners LLC.....................................
U. S. Bancorp Piper Jaffray Inc................................
               Total...........................................

                                                                     EXHIBIT 1-A

                     FORM OF OPINION OF LATHAM & WATKINS LLP
                             COUNSEL TO THE COMPANY

__________________, 2003

Lehman Brothers Inc.
Citigroup Global Markets Inc.
Thomas Weisel Partners LLC
U.S. Bancorp Piper Jaffray Inc.,
As Representatives of the several
  Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

            Re: CancerVax Corporation

Ladies and Gentlemen:

            We have acted as counsel to CancerVax Corporation, a Delaware corporation (the "Company"), in connection with the sale to you and the several underwriters for whom you are acting as representatives (the "Underwriters") on the date hereof by the Company, of ________ shares (the "Shares") of common stock of the Company, par value $0.00004 per share (the "Common Stock"), pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") on __________________, 2003 (File No. 333-107993), as amended to date (the "Registration Statement"), a Prospectus dated __________, 2003 filed with the Commission pursuant to Rule 424(b) under the Act (the "Prospectus") and an underwriting agreement dated _____________, 2003 between you, as representatives of the several Underwriters named in the underwriting agreement, and the Company (the "Underwriting Agreement"). This letter is being furnished to you pursuant to Section 7(d) of the Underwriting Agreement.

            As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specific fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure), and except where a statement is qualified as to knowledge or awareness (in which case we have with your consent made no or limited inquiry as specified below). We have examined, among other things, the following:

      (a) The Underwriting Agreement, the Registration Statement and Prospectus;

      (b) The indenture(s), note(s), loan agreement(s), mortgage(s), deed(s) of trust, security agreement(s) and other written agreement(s) and instrument(s) creating, evidencing or securing indebtedness of the Company for borrowed money identified to us by an officer of the Company as material to the Company and listed in Exhibit A (the "Material Agreements");

      (c) The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company (the "Governing Documents") and certain resolutions of the Board of Directors of the Company; and

      (d) The court or administrative orders, writs, judgments or decrees specifically directed to the Company that were identified to us by an officer of the Company as material to the Company and listed in Exhibit B (the "Court Orders").

      As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others, including representations and warranties of the Company in the Underwriting Agreement. We have not independently verified such factual matters.

      Whenever a statement herein is qualified as to knowledge, awareness, or a similar phrase, it is intended to indicate that those attorneys in the firm who have rendered legal services in connection with the transaction referenced above do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement.

      We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of California and, in numbered paragraphs 1, 2, 3, 5 and 6 of this letter, the Delaware General Corporation Law (the "DGCL"), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. We have informed you that we have not been retained by the Company to represent the Company in connection with, and we are not experts regarding, matters arising under the Hatch/Waxman Patent Term Extension Act and the other patent laws of the United States or the rules and regulations of the U.S. Patent and Trademark Office, the Federal Food, Drug and Cosmetic Act, the Public Health Service Act, the Food and Drug Administration Modernization Act, the Orphan Drug Act or the rules and regulations of the Federal Food and Drug Administration, or any other federal or California laws pertaining to the regulation of the research, development, testing, manufacture or sale of drugs.

      Our opinions and confirmations herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to underwritten public offerings of common equity securities, provided that no opinion or confirmation is expressed herein or in our separate letter of even date with respect to federal or state securities laws (except to the extent stated in paragraphs 7, 8, 9 and 10 herein and in our separate negative assurance letter), tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, margin regulations, NASD rules, pension or employee benefit laws, compliance with fiduciary duty requirements, usury laws, the Hatch/Waxman Patent Term Extension Act and the other patent laws of the United States or the rules and regulations of the U.S. Patent and Trademark Office, the Federal Food, Drug and Cosmetic Act, the Public Health Service Act, the Food and Drug Administration Modernization Act, the Orphan Drug Act or the rules and regulations of the Federal Food and Drug Administration, or any other federal or California laws pertaining to the regulation of the research, development, testing, manufacture or sale of drugs or other laws excluded by customary practice. We express no opinion as to any state or federal laws or regulations applicable to the subject transaction because of the nature or extent of the business of any parties to the Underwriting Agreement. Various issues concerning the Company's intellectual property are addressed in the opinion of Pillsbury Winthrop LLP, which has been separately provided to you, and we express no opinion with respect to those matters.

      Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

      1. The Company is a corporation under the DGCL with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus. Based on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the following States:

                   --------------------,---------------------

                                      and                   .
                   -------------------   -------------------

      2. With your consent, based solely upon a review on _____________, 2003 of certificates representing outstanding capital stock of, and stock transfer records for, Cell-Matrix, Inc., all of the outstanding shares of capital stock of Cell-Matrix, Inc. were owned of record on that date by the Company.

      3. The Shares to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company and, when issued to and paid for by you and the other Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable and free of preemptive rights arising from the Governing Documents.

      4. To the best of our knowledge, based solely on oral or written statements and representations of officers and other representatives of the Company, including the representations and warranties of the Company in the Underwriting Agreement, and docket searches in the jurisdictions set forth on Exhibit C hereto, there are no actions, suits, proceedings or investigations pending against the Company before any court, governmental agency or arbitrator which (i) are required to be disclosed in the Prospectus pursuant to Item 103 of Regulation S-K under the Act, other than those disclosed therein, or (ii) which seek to restrain or enjoin the sale of the Shares by the Company.

      5. The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

      6. The execution and delivery of the Underwriting Agreement and the issuance and sale of the Shares by the Company to you and to the other Underwriters pursuant to the Underwriting Agreement on the date hereof do not:

                  (i) violate the Company's Governing Documents;

                  (ii) result in the breach of or a default under any of the
            Material Agreements; or

                  (iii) violate any federal or California statute, rule or
            regulation or Court Order applicable to the Company or the DGCL; or

                  (iv) require any consents, approvals, or authorizations to be obtained by the Company, or any registrations, declarations or filings to be made by the Company, in each case, under any federal or California statute, rule or regulation applicable to the Company that have not been obtained or made and such that may be required under state securities laws in connection with the purchase and distribution of such Shares by the Underwriters.

      7. The Registration Statement has become effective under the Act. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on ______________, 2003, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. Any required filing of the Prospectus pursuant to Rule 424 under the Act has been made in accordance with Rule 424 and 430A under the Act.

      8. The Registration Statement, as of the date it was declared effective, and the Prospectus, as of its date, complied as to form in all material respects with the requirements for registration statements on Form S-1 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, or omitted from, the Registration Statement or the Prospectus. In passing upon the compliance as to form of the Registration Statement and the Prospectus, we have assumed that the statements made therein are correct and complete.

      9. The statements in the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Common Stock, are accurate descriptions or summaries in all material respects.

      10. To the best of our knowledge, there are no contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed.

      11. With your consent based solely on a certificate of an officer of the Company as to factual matters and a review of the Material Agreements, the Company is not a party to any agreement that would require the inclusion in the Registration Statement of shares owned by any person or entity other than the Company.

      12. With your consent, based solely on a review of the Governing Documents and the Material Agreements, none of the Governing Documents or Material Agreements contains any restriction on voting or limitation on transfer affecting the Shares to be issued and sold to you, when so issued, which are not described or referred to in the Prospectus, other than the requirements of the DGCL and customary restrictions on transfer under state and federal securities laws.

      In rendering the opinions in clause (ii) of paragraph 6 above, insofar as they require interpretation of the Material Agreements, with your consent, (i) we have assumed that courts of competent jurisdiction would enforce such agreements in accordance with their plain meaning, (ii) to the extent that any questions of legality or legal construction have arisen in connection with our review, we have applied the laws of the State of California in resolving such questions, (iii) we express no opinion with respect to the effect of any discretionary action or inaction by the Company under the Material Agreements that may result in a breach or default under any Material Agreement, and (iv) we express no opinion with respect to any matters which would require us to perform a mathematical calculation or make a financial or accounting determination. Because certain of the Material Agreements may be governed by other than California law, this opinion may not be relied upon as to whether a breach or default would occur under the law actually governing such Material Agreements.

      We bring your attention to the fact that Latham & Watkins LLP attorneys rendering services in connection with the offering own certain securities of the Company.

      This letter is furnished only to you in your capacity as Representatives of the several Underwriters in their capacity as underwriters under the Underwriting Agreement and is solely for the benefit of the Underwriters in connection with the transactions covered hereby. This letter may not be relied upon by you or them for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Shares from you or the other Underwriters) without our prior written consent, which may be granted or withheld in our sole discretion.

                                                                     EXHIBIT 1-B

          FORM OF NEGATIVE ASSURANCES STATEMENT OF LATHAM & WATKINS LLP
                             COUNSEL TO THE COMPANY

__________________, 2003

Lehman Brothers Inc.
Citigroup Global Markets Inc.
Thomas Weisel Partners LLC
U.S. Bancorp Piper Jaffray Inc.,
As Representatives of the several
  Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

            Re: CancerVax Corporation

Ladies and Gentlemen:

      We have acted as counsel to CancerVax Corporation, a Delaware corporation (the "Company"), in connection with the sale to you and the several underwriters for whom you are acting as representatives (the "Underwriters") on the date hereof by the Company, of ___________ shares (the "Shares") of common stock of the Company, par value $0.00004 per share (the "Common Stock"), pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") on __________________, 2003 (File No. 333-107993), as amended to date (the "Registration Statement"), a Prospectus dated __________, 2003 filed with the Commission pursuant to Rule 424(b) under the Act (the "Prospectus") and an underwriting agreement dated _____________, 2003 between you, as representatives of the several Underwriters named in the underwriting agreement, and the Company (the "Underwriting Agreement"). This letter is being delivered to you pursuant to Section 7(d) of the Underwriting Agreement.

      The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent expressly set forth in the numbered paragraph 10 of our opinion letter to you of even date and as provided below), and have not made an independent check or verification thereof (except as aforesaid). However, in the course of acting as counsel to the Company in connection with the preparation by the Company of the Registration Statement and Prospectus, we reviewed the Registration Statement, and the Prospectus, and participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company, your representatives, and your counsel, during which conferences and conversations the contents of the Registration Statement and the Prospectus and related matters were discussed. We also reviewed and relied upon certain corporate records and documents, letters from counsel and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

      Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included in, or omitted from, the Registration Statement or the Prospectus.

      We bring your attention to the fact that Latham & Watkins LLP attorneys rendering services in connection with the offering own certain securities of the Company.

      This letter is delivered only to you in your capacity as representatives of the several Underwriters in their capacity as underwriters under the Underwriting Agreement and is solely for the benefit of the Underwriters in connection with the transactions covered hereby. This letter may not be relied upon by you or them for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Shares from you or the other Underwriters) without our prior written consent, which may be granted or withheld in our sole discretion.

                                                                       EXHIBIT 2

                    FORM OF OPINION OF PILLSBURY WINTHROP LLP
                  INTELLECTUAL PROPERTY COUNSEL TO THE COMPANY

__________________, 2003

Lehman Brothers Inc.
Citigroup Global Markets Inc.
Thomas Weisel Partners LLC
U.S. Bancorp Piper Jaffray Inc.,
As Representatives of the several
  Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

            Re: CancerVax Corporation

Ladies and Gentlemen:

            This opinion is delivered in connection with the Underwriting Agreement, dated ______________, 2003 (the "Underwriting Agreement") relating to the offering of Common Stock, par value $0.00004 each, of the Company, pursuant to the registration statement on Form S-1 filed under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") on ______________, 2003 (File No. 333-107993), as amended to date (the "Registration Statement"), and a Prospectus dated _____________, 2003 filed with the Commission pursuant to Rule 424(b) under the Act (the "Prospectus"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Underwriting Agreement.

            Whenever our opinions herein are qualified by the phrase, "to the best of our knowledge," such language means that based upon the actual knowledge of attorneys presently within our firm and all knowledge that would have been gained upon the reasonable investigation of our files.

            We have read the Registration Statement and the Prospectus, including particularly the portions of the Registration Statement and the Prospectus referring to the patents, patent applications, designs and design applications as set forth in Appendix A, attached hereto (the patents, patent applications, designs and design applications described in Appendix A shall be collectively referred to as the "Patent IP Rights")

            Based on the foregoing, we are of the opinion that:

            1. As to the statements in the Registration Statement and any further amendment thereto made by the Company prior to the Delivery Date and in the Prospectus or any further amendment or supplement thereto made by the Company prior to the Delivery Date under the captions "Risk Factors - Risks Related to Our Intellectual Property and Litigation" and "Business - Patents and Proprietary Technology" insofar as such statements constitute matters of U.S. patent, copyright or design laws or legal conclusions with respect thereto, are accurate in all material respects and complete statements or summaries of the matters set forth therein.

            2. To the best of our knowledge, (i) the Registration Statement and any further amendment thereto, and any information incorporated therein by reference, made by the Company prior to the Delivery Date, at the time such Registration Statement or amendment became effective, did not contain an untrue statement of a material fact with respect to the Patent IP Rights or omit to state a material fact relating to the Patent IP Rights required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus and any further amendment or supplement thereto made by the Company prior to the Delivery Date, as of its date, did not contain an untrue statement of a material fact with respect to the Patent IP Rights or omit to state a material fact relating to the Patent IP Rights required to be stated therein or necessary to make the statements therein not misleading, and (iii) at the Delivery Date, the Registration Statement, the Prospectus and any further amendment or supplement thereto made by the Company prior to the Delivery Date did not contain an untrue statement of a material fact with respect to the Patent IP Rights or omit to state a material fact relating to the Patent IP Rights required to be stated therein or necessary to make the statements therein not misleading.

            3. To the best of our knowledge, except to the extent described in the Prospectus or in Appendix A, the Company is listed in the records of the United State Patent and Trademark Office and in the records of the appropriate foreign offices as the holder of record of the Patent IP Rights. To the best of our knowledge, except to the extent described in the Prospectus, the Company is an owner of the Patent IP Rights. To the best of our knowledge, except as described in the Registration Statement, there is no pending or threatened action, suit proceeding or claim challenging the validity or scope of any of the Patent IP Rights.

            4. To the best of our knowledge, the Company has taken such steps as are required, including the payment of all necessary maintenance fees, to maintain the enforceability of the Patent IP Rights and to maintain the pendency of the Patent Applications and Design Applications, specified in Appendix A, attached hereto.